FastenTech, Inc. and Subsidiaries

Exhibit 32.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

18 U.S.C. SECTION 1350

In connection with the FastenTech, Inc. (the “Company”) Quarterly Report on Form 10-Q for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Ronald B. Kalich, President and Chief Executive Officer of the Company, and Michael R. Elia, Senior Vice President and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

(1). The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 14, 2006	By:	/s/ Ronald B. Kalich
Ronald B. Kalich
Chief Executive Officer

Date: February 14, 2006	By:	/s/ Michael R. Elia
Michael R. Elia
Chief Financial Officer
FastenTech, Inc.